Exhibit 99.3

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 27, 2012, Ocwen Financial Corporation (“Ocwen”) completed the previously announced Merger (as defined below) pursuant to that certain Merger Agreement by and among Ocwen, O&H Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Ocwen (“Merger Sub”), Homeward Residential Holdings, Inc., a Delaware corporation (“Homeward”), and WL Ross & Co. LLC, a Delaware limited liability company as shareholder representative, pursuant to which Merger Sub merged with and into Homeward with Homeward continuing as the surviving corporation and becoming a wholly-owned subsidiary of Ocwen (the “Merger”). Information relating to the Merger was previously included in Ocwen’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2012. The completion of the Merger was previously reported in Ocwen’s Current Report on Form 8-K, filed with the SEC on December 28, 2012.

The unaudited pro forma combined statement of operations combines the consolidated results of operations of Ocwen for the year ended December 31, 2012 and the consolidated results of operations of Homeward for the year ended September 30, 2012 and is presented as if the Merger had occurred on January 1, 2012. A pro forma balance sheet has not been included as the Merger is already reflected in Ocwen’s balance sheet as of December 31, 2012, as reported in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2013.

The historical consolidated financial information of Ocwen and the historical consolidated financial information of Homeward have been adjusted in the unaudited pro forma combined statement of operations to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of operations should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the:

•	Historical audited consolidated financial statements of Ocwen for the year ended December 31, 2012 and the related notes that are included in its Annual Report on Form 10-K; and
•	Historical audited consolidated financial statements of Homeward for the year ended September 30, 2012 and the related notes that are included as Exhibit 99.1.

The unaudited pro forma combined statement of operations is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Merger been completed as of the date indicated because of differences in servicing practices and cost structure between Ocwen and Homeward. In addition, the unaudited pro forma combined statement of operations does not purport to project the future operating results of the combined companies nor does it reflect expected realization of any cost savings associated with the Merger.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(Dollars in thousands, except share data)

	Ocwen Historical	Homeward Historical	Reclassifications	Note 3	Pro Forma Adjustments	Note 4		Ocwen Pro Forma
Revenue
Servicing and subservicing fees	$804,425	$—	$425,213	A,B	(14,118)	A,B		$1,215,520
Servicing income	—	348,024	(348,024)	A	—			—
Amortization of MSRs	—	(47,971)	—		47,971	C		—
Change in valuation allowance for amortized MSRs	—	3,369	(3,369)	C	—			—
Change in fair value of MSRs	—	(19,252)	19,252	D	—			—
Net derivative gain related to MSRs	—	10,165	(10,165)	E	—			—
Ancillary servicing income	—	77,189	(77,189)	B	—			—
Lending fees	—	6,085	(6,085)	F	—			—
Gain on mortgage loans, net	—	15,869	(15,869)	G	—			—
Process management fees	37,067	—	96,235	H	(1,052)	A		132,250
Other revenues	3,514	100,499	(88,798)	F,H,I	—			15,215
Total revenues	845,006	493,977	(8,799)		32,801			1,362,985

Operating expenses
Compensation and benefits	122,341	159,539	—		(2,256)	A		279,624
Amortization of servicing rights	72,897	—	—		49,015	A,D		121,912
Servicing and origination	25,537	—	107,798	C,D,I,J,K	(728)	A,E		132,607
General servicing expenses	—	89,653	(89,653)	J	—			—
General origination expenses	—	8,019	(8,019)	J	—			—
Technology and communications	45,362	15,969	—		5,597	A,F		66,928
Professional services	29,236	10,835	7,109	K	(1,280)	A		45,900
Occupancy and equipment	47,044	25,026	—		271	A,F		72,341
Depreciation	—	12,067	—		(12,067)	G		—
Other operating expenses	21,508	7,408	—		(297)	A		28,619
Total operating expense	363,925	328,516	17,235		38,255			747,931

Income (loss) from operations	481,081	165,461	(26,034)		(5,454)			615,054

Other income (expense)
Interest income	8,329	16,629	—		(317)	A		24,641
Interest expense	(223,455)	(106,428)	—		18,302		A,H,I,J	(311,581)
Gain (loss) on loans held for sale, net	(3,364)	—	15,869	G	(1,440)	A		11,065
Equity in losses of unconsolidated entities	114	—	6,425		(59)	A		6,480
Other, net	(5,197)	7,032	3,740	E	1,207	A		6,782
Other income (expense), net	(223,573)	(82,767)	26,034		17,693			(262,613)

Income before income taxes	257,508	82,694	—		12,239			352,441
Income tax expense	76,585	30,146	—		4,415	A,K		111,146
Net income	180,923	52,548	—		7,824			241,295
Preferred stock dividends	(145)	—	—		(10,274)	L		(10,419)
Net income attributable to Ocwen common stockholders	$180,778	$52,548	$—		$(2,450)			$230,876

Earnings per share attributable to Ocwen common stockholders
Basic earnings per share	$1.35							$1.72
Diluted earnings per share	$1.31							$1.67

Weighted average common shares outstanding
Basic	133,912,643							133,912,643
Diluted	138,521,279							138,521,279

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise indicated)

The pro forma adjustments are based upon the following assumptions with regard to the Merger.

1.	Merger Transaction

On December 27, 2012, Ocwen Financial Corporation (“Ocwen”) completed the previously announced Merger (as defined below) pursuant to that certain Merger Agreement by and among Ocwen, O&H Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Ocwen (“Merger Sub”), Homeward Residential Holdings, Inc., a Delaware corporation (“Homeward”), and WL Ross & Co. LLC, a Delaware limited liability company as shareholder representative, pursuant to which Merger Sub merged with and into Homeward with Homeward continuing as the surviving corporation and becoming a wholly-owned subsidiary of Ocwen (the “Merger”).

As consideration, Ocwen paid an aggregate purchase price of $765.7 million. Of this amount, $603.7 million was paid in cash and $162 million was paid in Preferred Stock. $85 million of the consideration has been placed into escrow for a period of 21 months following the closing date to fund any loss sharing payments and certain other indemnification payments that may become owed to Ocwen, as well as to fund certain expenses.

Payment of the cash consideration was financed, in part, by a $100 million incremental senior secured term loan (“SSTL”) from Barclays Bank PLC, pursuant to the existing $575 million SSTL facility Ocwen entered into on September 1, 2011 and $75 million from Altisource Portfolio Solutions S.A. (“Altisource”), pursuant to a new senior unsecured loan agreement. Payment of the cash consideration was also financed, in part, out of the proceeds from a sale of the right to receive the servicing fees, excluding ancillary income, relating to certain mortgage servicing rights and related servicing advanced receivables to Home Loan Servicing Solutions, Ltd.

Following the acquisition, Ocwen paid $350.0 million to terminate the senior secured term loan facility and the senior secured revolving line of credit facility that were assumed from Homeward.

For accounting purposes, Ocwen has treated the Acquisition as a purchase of a business pursuant to FASB Accounting Standards Codification 805, “Business Combinations,” which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date using the acquisition method of accounting. For U.S. tax purposes, the acquisition of Homeward was treated as a stock purchase.

Pending the final valuation of the assets and liabilities acquired, the following table summarizes the initial fair values of the assets acquired and the liabilities assumed:

Cash	$79,511
Loans held for sale (1)	558,721
Mortgage servicing rights (1)	358,119
Advances and match funded advances (1)	2,266,882
Deferred tax assets (1)	47,346
Premises and equipment (1)	16,803
Debt service accounts	69,287
Investment in unconsolidated entities (1)	5,485
Receivables and other assets (1)	56,886
Match funded liabilities	(1,997,459)
Lines of credit and other secured borrowings	(864,969)
Accrued bonuses	(35,201)
Checks held for escheat (1)	(16,418)
Other liabilities (1)	(80,112)
Total identifiable net assets	464,881
Goodwill (1)	300,843
Total consideration	$765,724

(1)	Initial fair value estimate

The purchase agreement with Homeward allows Ocwen to fully assess the valuation of the assets and liabilities acquired during an evaluation period. Because the measurement period is still open, Ocwen expects that certain fair value estimates will change once all information necessary to make a final fair value assessment has been received. Ocwen expects that the measurement period will extend until at least June 30, 2013. Any measurement period adjustments determined to be material will be applied retrospectively to the period of acquisition in Ocwen’s consolidated financial statements and, depending on the nature of the adjustments, other periods subsequent to the period of acquisition could also be affected.

2.	Accounting Policies

The unaudited pro forma combined statement of operations reflects adjustments to conform the results of Homeward to the accounting policies of Ocwen with regard to the timing of servicing revenue recognition.

Homeward recognized servicing fees when the fees were earned, which it generally considered to be the period during which the services were provided. Ocwen generally considers servicing fees to be earned when the borrowers’ payments are collected and recognizes servicing fees at that time.

3.	Reclassifications

Certain amounts in the historical statement of operations of Homeward have been reclassified to conform to Ocwen’s presentation. The details of these reclassifications are as follows:

A.	To reclassify $348,024 of revenues from Servicing income to Servicing and subservicing fees.

B.	To reclassify $77,189 of revenues from Ancillary servicing income to Servicing and subservicing fees.

C.	To reclassify $3,369 of Change in the valuation allowance for amortized MSRs to Servicing and origination expense.

D.	To reclassify $19,252 of Change in fair value of MSRs to Servicing and origination expense.

E.	To reclassify $10,165 of Net derivative gain related to MSRs to Other, net.

F.	To reclassify $6,085 of Lending fees to Other revenues.

G.	To reclassify $15,869 of Gain on mortgage loans, net to Gain (loss) on loans held for sale, net.

H.	To reclassify Valuation income of $39,294, REO commissions of $30,514, Insurance income of $19,266 and Trustee fee income of $7,161 from Other revenues to Process management fees.

I.	To reclassify $1,352 of compensating interest expense from Other revenues to Servicing and origination expense.

J.	To reclassify $89,653 of General servicing expenses and $8,019 of General origination expenses to Servicing and origination expense.

K.	To reclassify consulting expenses of $7,109 from Servicing and origination expense to Professional services expense.

4.	Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statement of operations gives effect to the Merger as if it had occurred on January 1, 2012. The pro forma adjustments to the Ocwen unaudited pro forma combined statement of operations are based on the following adjustments to the historical statements of operations of Ocwen and Homeward:

A.	To eliminate 5 days of Homeward operating results included in the historical consolidated statement of operations of Ocwen, as follows:

Revenue
Servicing and subservicing fees	$4,829
Process management fees	1,052
Total revenues	5,881

Operating expenses
Compensation and benefits	2,256
Amortization of servicing rights	584
Servicing and origination	448
Technology and communications	467
Professional services	290
Occupancy and equipment	271
Other operating expenses	297
Total operating expense	4,613

Income from operations	1,268

Other income (expense)
Interest income	317
Interest expense	(1,799)
Loss on loans held for resale, net	1,440
Equity in losses of unconsolidated entities	59
Other, net	(1,207)
Other income (expense), net	(1,190)

Income before income taxes	78
Income tax expense	34
Net income	$44

B.	To eliminate the effect of the change in the Homeward accrual for servicing fees to conform to Ocwen’s policy for servicing fee revenue recognition, resulting in a reduction of $9,289.

C.	To reverse $47,971 of Amortization of acquired MSRs based on historical carrying value.

D.	To record $49,599 of amortization of acquired amortized MSRs, reflecting amortization that would have been recognized using Ocwen’s amortization policy if the acquired amortized MSRs had been recorded on January 1, 2012 at their December 27, 2012 fair value.

E.	To eliminate acquisition-related expenses of $280 from Servicing and origination expense and $990 from Professional services expense.

F.	To record depreciation expense on acquired fixed assets in Technology and communications of $6,064, which consisted principally of data processing equipment and software related to the Homeward platforms, and in Occupancy and equipment of $542. Depreciation expense is based on the fair values of the acquired assets at December 27, 2012 using Ocwen’s capitalization policies.

G.	To eliminate historical depreciation expense on acquired fixed assets recorded by Homeward.

H.	To eliminate interest expense of $106,428 associated with the pre-acquisition debt of Homeward.

I.	To record interest expense of $76,478 on the pre-acquisition debt of Homeward that was assumed by Ocwen as if it had been outstanding on January 1, 2012, excluding Homeward’s senior secured term loan and senior secured revolving line of credit which Ocwen repaid immediately following the acquisition. For purposes of determining pro forma interest expense on borrowings under Homeward’s match funded facilities, declines in match funded debt proportional to the decline in advances that Homeward experienced during the year ended September 30, 2012 were considered.

If interest rates were to increase by 0.125%, interest expense on the Homeward debt would increase by $831.

J.	To record interest expense of $13,447 on the new acquisition-related debt. The interest rate Ocwen elected to pay on the $100 million incremental SSTL is based on 1-Month LIBOR (as a base rate) plus a predetermined margin of 5.50% subject to a floor of 1.50%. For purposes of this pro forma adjustment, an annual interest rate of 7.00% was utilized for the incremental SSTL based on the 1-Month LIBOR rate at December 27, 2012 of 0.2117%. If 1-Month LIBOR were to increase by 0.1250%, to 0.3367%, the interest rate on the incremental SSTL would be unchanged at 7.00% as the base rate would remain below the floor of 1.50%. The contractual quarterly principal repayments of $2,500 on the incremental SSTL were considered in determining the pro forma interest expense.

For the senior unsecured term loan from Altisource, pro forma interest expense adjustments were based on 1-Month Eurodollar (LIBOR) rate (as a base rate) plus a predetermined margin of 6.75% subject to a floor of 1.50%. For purposes of this pro forma adjustment, an annual interest rate of 8.25% was utilized for the senior unsecured term loan based on the 1-Month LIBOR rate at December 27, 2012 of 0.2117%. If 1-Month LIBOR were to increase by 0.125%, to 0.3367%, the interest rate on the incremental SSTL would be unchanged at 8.25% as the base rate would remain below the floor of 1.50%.

Interest expense also includes amortization of deferred financing fees and original issue discount on the incremental SSTL using the effective interest rate method.

K.	To record income taxes at the combined federal and state statutory rate of 36.12%.

L.	To reverse the dividend reported on the consolidated statement of operations of Ocwen and record a full year dividend of $6,075 based on a dividend rate of 3.75% on the $162,000 of Series A Perpetual Convertible Preferred Stock issued by Ocwen in connection with the Merger. In addition, to record a deemed dividend of $4,344, representing the amortization of the beneficial conversion feature associated with the Series A Perpetual Convertible Preferred Stock.

5.	Earnings per Share

Ocwen paid cash and issued 162,000 shares of its Series A Perpetual Convertible Preferred Stock to consummate the Merger.

Conversion of the Series A Perpetual Convertible Preferred Stock into shares of common stock has not been assumed for purposes of computing pro forma diluted earnings per share for 2012 because the effect would be anti-dilutive. The effect of the Convertible Preferred Stock on diluted earnings per share is computed using the if-converted method. Dividends applicable to the Convertible Preferred Stock are added back to net income. The effect is anti-dilutive whenever dividends on the Convertible Preferred Stock per common share obtainable on conversion exceeds basic earnings per share.